Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-193047 on Form S-8 of our report dated April 15, 2015 included in this Annual Report on Form 10-K of Medytox Solutions, Inc. relating to the financial statements and financial statement schedules for the year ended December 31, 2014.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

April 15, 2015